Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel:	781 541 7213
fax:	781 274 1270

www.syntapharma.com

Synta Strengthens Management Team with Two Executive Appointments

-Chen Schor Named Chief Operating Officer;
Marc Schneebaum Named Chief Financial Officer-

LEXINGTON, MA — December 4, 2014 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) today announced the appointment of Chen Schor as the Company’s Executive Vice President and Chief Operating Officer and Marc Schneebaum as the Company’s Senior Vice President and Chief Financial Officer, both effective as of December 8, 2014. Mr. Schneebaum will be replacing Keith S. Ehrlich, who will be stepping down as the Company’s Chief Financial Officer, effective as of December 8, 2014. Mr. Ehrlich will remain with the Company during a transition period. The two appointments bring significant financial, business development and operational experience in the biopharmaceutical industry to Synta.

“Adding Chen and Marc to the management team brings depth to our bench and extensive, relevant experience to help support and advance our strategy going into a critical period in Synta’s evolution as a company,” stated Anne Whitaker, President and Chief Executive Officer of Synta. “I look forward to working with both Marc and Chen to execute a strategy aimed at unlocking the full potential of our pipeline, including ganetespib and our HDC platform.  We also thank Keith for his many contributions over the years and wish him well in his future endeavors.”

“Ganetespib and the HDC platform hold transformative potential for patients in multiple oncology indications,” stated Mr. Schor. “I look forward to working with Anne and the management team toward ensuring that the Company has both the near- and long-term strategy and operational capabilities in place to realize this potential.”

Mr. Schor brings to Synta extensive experience in the biotechnology, medical device and private equity sectors.  Mr. Schor served as Vice President, Global Branded Products Business Development at Teva Pharmaceuticals and at leadership positions at several emerging private and public companies.  Mr. Schor led licensing and M&A transactions valued at over $8 billion with GSK, Amgen, Pfizer, Merck KGaA, OncoGeneX and other companies.  Mr. Schor was a Partner at Yozma Venture Capital where he led the foundation and growth of multiple therapeutic companies from inception to significant commercial success and exit. Mr. Schor has served as a director of Brainstorm Cell Therapeutics Inc., a publicly traded biotechnology company, since 2011.  Mr. Schor holds a Master in Business Administration, a B.A. in Biology, a B.A. in Economics and is a Certified Public Accountant (CPA).

“Synta has effectively employed a strategy of focusing its resources on ganetespib in the GALAXY lung cancer program, while leveraging broad investigator support for this promising drug candidate to cost-effectively expand its development efforts into a wide variety of additional indications,” stated Mr. Schneebaum.  “In this new role, I look forward to working with the team at Synta to maintain and extend this prudent use of capital, while we develop and execute a long-term financial strategy for the Company.”

Mr. Schneebaum brings over 25 years of experience in the biotechnology and healthcare sector to Synta. Most recently, he has served as a consultant in the healthcare industry. From 2011 to 2013, Mr. Schneebaum served as President, Chief Executive Officer and a director of Predictive BioSciences, Inc., a commercial stage cancer diagnostics company. From 1997 to 2010, he served as President, Chief Executive Officer, and a director of Sensors for Medicine and Science, Inc., an emerging medical technology company. From 1991 to 1997, he served as Senior Vice President, Finance, Business Development and Administration, and Chief Financial Officer of Genetic Therapy, Inc., a biotechnology company (acquired by Sandoz/Novartis). From 1987 to 1991, Mr. Schneebaum was a Vice President at Alex Brown & Sons Incorporated, a leading investment banking firm (now part of Deutsche Bank), where he participated in a variety of finance and strategic assignments. Mr. Schneebaum began his career in the accounting and auditing group at KPMG LLP, advancing to Senior Manager in the management consulting group. Mr. Schneebaum has served as a director of GenVec, Inc., a publicly traded biopharmaceutical company, since 2007.  Mr. Schneebaum received his degree in Business Administration from the University of Maryland and is a Certified Public Accountant (inactive).

About Ganetespib

Ganetespib, an investigational drug candidate, is a selective inhibitor of heat shock protein 90 (Hsp90), a molecular chaperone which controls the folding and activation of a number of client proteins that drive tumor development and progression. Many solid and hematologic tumors are dependent on Hsp90 client proteins including proteins involved in “oncogene addiction” (ALK, HER2, mutant BRAF and EGFR, androgen receptor, estrogen receptor, and JAK2); proteins involved in resistance to chemotherapy and radiation therapy (ATR, BCL2, BRCA1/2, CDK1/4, CHK1, survivin, and WEE1); proteins involved in angiogenesis (HIF-1alpha, VEGFR, PDFGR, and VEGF); and proteins involved in metastasis (MET, RAF, AKT, MMPs, HIF-1alpha, and IGF-1R). In preclinical models, inhibition of Hsp90 by ganetespib results in the inactivation, destabilization, and eventual degradation of these cancer-promoting proteins. Ganetespib is being evaluated in trials in lung cancer, breast cancer, and other tumor types. The most common adverse event seen to date has been transient, mild or moderate diarrhea, which has been manageable with standard supportive care. Information on these trials can be found at www.clinicaltrials.gov. Ganetespib has received Fast Track designation from FDA for second-line treatment of non-small cell lung adenocarcinoma in combination with docetaxel.

About Hsp90 inhibitor Drug Conjugates (HDC)

HDCs are small-molecule drugs consisting of an Hsp90 inhibitor (targeting moiety) joined to an anti-cancer agent (payload) via a cleavable chemical linker optimized for controlled release of payload drug inside cancer cells. They exploit the preferential retention of Hsp90 inhibitors in tumors to selectively deliver anti-cancer payloads. HDCs represent a promising new therapeutic class with the potential to enhance the safety and efficacy of a wide range of small molecule anti-cancer drugs.

Synta has established proof of concept for HDC lead candidates in preclinical studies and has developed HDCs using a range of Hsp90 inhibitor moieties, cleavable linkers, and over 40 anti-cancer payloads. The latter include cytotoxic chemotherapeutics, kinase inhibitors, hormone therapies, immunomodulators, and epigenetic modifiers, creating the potential for next-generation compounds in each of these categories. Synta has filed worldwide patent applications that include comprehensive claims covering the HDC platform, compositions of matter, methods for identifying therapeutically effective compounds, and methods of use of such compounds against a wide range of diseases and conditions.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases. Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures. All Synta drug candidates were invented by Synta scientists using its compound library and discovery capabilities. For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “continues”, “projects”, or similar expressions intended to identify forward-looking statements. Such statements, including statements relating to the transformative potential of ganetespib and the HDC platform for patients in multiple oncology indications, reflect Synta’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission. Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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Contact:

Synta Pharmaceuticals Corp.

Daniel Cole

(781) 541-7250

dcole@syntapharma.com

Argot Partners

Andrea Rabney

(212) 600-1494

andrea@argotpartners.com

Media:

Argot Partners

Eliza Schleifstein

(917) 763-8106

eliza@argotpartners.com